UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2026

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

On February 24, 2026, the Board of Directors (the “Board”) of Nuwellis, Inc. (the “Company”) determined to increase the size of the Board from five (5) to seven (7) members (the “Board Expansion”) and appointed each of Martin J. Emerson and David A. McDonald to the Board to fill the vacancies created by the Board Expansion.

Martin J. Emerson

Mr. Emerson has been designated as a Class I director, whose term will expire at the Company’s annual meeting of stockholders in 2026. The Board has determined that Mr. Emerson is “independent” in accordance with the listing standards of the Nasdaq Stock Market, LLC, the Company’s internal policies, and the rules and regulations of the Securities and Exchange Commission (the “SEC”).  Mr. Emerson is expected to serve as a member of each of the Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee of the Board.  The Board has also determined that Mr. Emerson qualifies as a “financial expert” pursuant to the SEC rules in connection with his appointment to the Audit Committee.

Mr. Emerson, age 62, is the President and Chief Executive Officer of Monteris Medical, a privately held medical device company, a position he has held since July 2016. He previously served as the President and Chief Executive Officer of Galil Medical from April 2008 until June 2016, and in various roles at American Medical Systems, Inc, which was a publicly held medical device company, including as President and Chief Executive Officer from 2005 until 2008, as President and Chief Operating Officer from 2004 until 2005, as EVP and Chief Operating Officer from  2003 to 2004, as EVP, Global Sales and Marketing, and as Vice President, General Manager – International between 2000 and 2003.  Mr. Emerson currently serves as the board chair of SubioMed since 2019, and as a member of the board of directors for Contraline since 2021.  He previously served on the boards of Osprey Medical from 2021 to 2023, Tepha Medical from 2015 to 2021, Wright Medical from 2006 to 2015, Vascular Solutions from 2010 to 2017 and AdvaMed from 2006 to 2008.  He received his BS degree in Accounting from Marquette University, and passed the CPA exam in 1986.

David A. McDonald

Mr. McDonald has been designated as a Class I director, whose term will expire at the Company’s annual meeting of stockholders in 2026.  The Board has determined that Mr. McDonald is “independent” in accordance with the listing standards of the Nasdaq Stock Market, LLC, the Company’s internal policies, and the rules and regulations of the Securities and Exchange Commission. Mr. McDonald is expected to serve as a member of the Audit Committee and as a member of the Nominating and Corporate Governance Committee of the Board. The Board has also determined that Mr. McDonald qualifies as a “financial expert” pursuant to the SEC rules in connection with his appointment to the Audit Committee.

Mr. McDonald, age 65, previously served as a member of the Board from November 2023 to January 2026. Mr. McDonald is the Vice Chairman Healthcare Investment Banking at Lake Street Capital Markets. Immediately prior to joining Lake Street, Mr. McDonald worked in the oncology industry serving as a Senior Financial and Business Development Executive for SillaJen Biotherapeutics from June 2013 to December 2015, Delcath Systems from September 2009 to May 2013 and AngioDynamics from July 2008 to September 2009. In addition, Mr. McDonald has over 35 years of capital markets experience, serving the needs of emerging growth companies as a healthcare investment banker, equity research analyst, and investor with RBC Capital Markets from May 2000 to June 2005, Investment Advisors, Inc. from September 1994 to February 2000, Wessels, Arnold & Henderson (since acquired by RBC) from January 1989 to September 1994, American Express from June 1986 to December 1989 and Adams, Harkness & Hill (since acquired by Canaccord Genuity) from September 1982 to May 1986. Mr. McDonald received his BA in Economics from St. Olaf College.

In connection with these appointments, each of Mr. Emerson and Mr. McDonald have entered into the Company’s standard form of indemnity agreement. The indemnity agreement provides, among other things, that the Company will indemnify each director for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Third Amended and Restated Bylaws. The form of indemnity agreement was filed as Exhibit 10.1 on the Company’s Form 10 filed on September 30, 2011, and is incorporated herein by reference.

There are no family relationships between either Mr. Emerson or Mr. McDonald, respectively, and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer, and neither Mr. Emerson nor Mr. McDonald has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Further, each of Mr. Emerson and Mr. McDonald are eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for annual compensation in the form of cash and equity-based awards.

Item 7.01	Regulation FD Disclosure.

On February 26, 2026, the Company issued a press release announcing the appointments of Mr. Emerson and Mr. McDonald as directors of the Company. A copy of the press release is furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

E.F. Hutton Suit

On February 11, 2026, E.F. Hutton & Co. (“Hutton”) filed a complaint against the Company with the Supreme Court of the State of New York. The complaint alleges, among other things, that the Company breached its engagement letter with Hutton to act as its exclusive placement agent for the Company’s registered securities offerings. The complaint seeks compensatory damages, punitive damages, interest, costs and attorneys’ fees. The Company intends to vigorously defend itself in this matter; however, in light of, among other things, the preliminary stage of the litigation, the Company is unable to provide any assurances as to the ultimate outcome of the lawsuit and is unable to make a meaningful estimate of the amount or range of loss, if any, that could result from an unfavorable outcome. The Company has not yet filed an answer to the complaint.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release dated February 26, 2026
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2026	NUWELLIS, INC.

	By:	/s/ John L. Erb
	Name:	John L. Erb
	Title:	President and Chief Executive Officer